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                                                                   EXHIBIT 99.10

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Northwind Aladdin, LLC             )
c/o Lionel, Sawyer & Collins       )
1700 Bank of America Plaza         )
300 South 4th Street               )
Las Vegas, Nevada 89101            )
Attn: Mark H. Goldstein, Esq.      )       (Space above for Recorder's use)

                         SUBORDINATION, NON-DISTURBANCE
                                       AND
                        ATTORNMENT AGREEMENT AND CONSENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT AND CONSENT (this "Agreement") dated as of June 7, 1999 by and among THE BANK OF NOVA SCOTIA ("Scotiabank"), a Canadian chartered bank, as the administrative agent (in such capacity, the "Administrative Agent") for the Aladdin Lenders under the Aladdin Credit Agreement (as such terms are hereinafter defined), NORTHWIND ALADDIN, LLC, a Nevada limited-liability company ("Northwind"), ALADDIN GAMING, LLC, a Nevada limited-liability company ("Aladdin Gaming"), STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as collateral agent (in such capacity, the "Collateral Agent") for the Northwind Noteholders under the Note Purchase Agreement (as such terms are hereinafter defined), ALADDIN MUSIC, LLC, a Nevada limited-liability company ("Aladdin Music") and ALADDIN MUSIC HOLDINGS, LLC, a Nevada limited-liability company ("AMH").

                                   WITNESSETH:

         WHEREAS, Aladdin Gaming owns certain real property located in Las Vegas, Nevada and more particularly described in Exhibit A attached hereto and made a part hereof (the "Property") and is constructing a hotel, casino and theater complex (the "Aladdin Project") on a portion of the Property (the "Aladdin Property");

         WHEREAS, pursuant to that certain Lease (the "Bazaar Ground Lease") dated as of February 26, 1998, Aladdin Gaming leased a portion of the Property to Aladdin Bazaar, LLC, a Delaware limited-liability company ("Aladdin Bazaar"), upon which property Aladdin Bazaar is constructing a retail mall and parking facility (the "Mall Project");

         WHEREAS, pursuant to that certain Lease (the "Music Ground Lease") dated as of February 26, 1998, Aladdin Gaming leased a portion of the Property (the "Music Property")

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to Aladdin Music, upon which property Aladdin Music is to construct a hotel and casino complex with a music entertainment theme (the "Music Project");

         WHEREAS, pursuant to that certain Credit Agreement dated as of February 26, 1998 among Aladdin Gaming, various financial institutions party thereto (the "Aladdin Lenders"), Scotiabank, individually and as the Administrative Agent for the Aladdin Lenders, Merrill Lynch Capital Corporation, as the syndication agent for the Aladdin Lenders, and CIBC Oppenheimer Corp., as the documentation agent for the Aladdin Lenders, as amended by that certain First Amendment to Credit Agreement dated as of January 29, 1999, and as further amended by that certain Second Amendment to Credit Agreement dated as of April 5, 1999 (as so amended and as hereafter amended, modified or replaced, the "Aladdin Credit Agreement"), the Aladdin Lenders agreed, inter alia, to make the senior credit facility described therein (the "Aladdin Credit Facility") available to Aladdin Gaming to finance a portion of the cost of construction of the Aladdin Project, subject to the terms of the Aladdin Credit Agreement;

         WHEREAS, the obligations of Aladdin Gaming under the Aladdin Credit Agreement are secured, in part, by that certain Deed of Trust dated as of February 26, 1998 and recorded March 2, 1998, among Aladdin Gaming, as trustor, Stewart Title of Nevada, as trustee, and Administrative Agent, as beneficiary (as now or hereafter amended, modified or replaced, the "Aladdin Deed of Trust"; together with all other documents evidencing, securing or relating to the Aladdin Credit Agreement as the same may be amended, modified, restated, renewed or supplemented from time to time, collectively, the "Aladdin Loan Documents");

         WHEREAS, Aladdin Gaming, as lessor, and Northwind, as lessee, entered into the Lease dated as of December 3, 1997, as amended by that certain Amendment and Agreement dated as of September 25, 1998, that certain Second Amendment and Agreement dated as of May 28, 1999 (such amendments are collectively referred to herein as the "Amendments", and such lease as so amended is referred to herein as the "Lease") in respect of a portion of the Property described on Exhibit A thereto (the "Energy Project Site") pursuant to which Aladdin Gaming leased the Energy Project Site to Northwind, subject to the terms thereof;

         WHEREAS, pursuant to that certain Development Agreement dated as of December 3, 1997 between Aladdin Gaming and Northwind, as amended by the Amendments (as so amended, the "Development Agreement"), Northwind agreed to construct an energy production and distribution facility (the "Energy Project") to distribute electricity to, and to produce emergency power, hot water and chilled water for, the Aladdin Project, the Mall Project and the Music Project (referred to in the Development Agreement as the "Sound Asylum Project");

         WHEREAS, pursuant to that certain Energy Services Agreement dated as of September 24, 1998 between Aladdin Gaming and Northwind, as amended by the Amendments (as so amended, the "Aladdin ESA", and together with the Lease and the

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Development Agreement, the "Aladdin Energy Documents"), Northwind agreed to sell, and Aladdin Gaming agreed to purchase, electricity, emergency power, hot water and chilled water for the Aladdin Project, subject to the terms thereof;

         WHEREAS, pursuant to that certain Energy Services Agreement dated as of September 24, 1998 between Aladdin Bazaar and Northwind, as amended by three amendments each dated as of May 28, 1999 (as so amended, the "Bazaar ESA"), Northwind agreed to sell, and Aladdin Bazaar agreed to purchase, electricity, emergency power and chilled water for the Mall Project, subject to the terms thereof;

         WHEREAS, pursuant to that certain Coordination Agreement dated as of May 28, 1999 between Aladdin Gaming and Aladdin Bazaar (the "Coordination Agreement"), Aladdin Gaming and Aladdin Bazaar entered into an agreement regarding their respective rights vis-a-vis one another under the Aladdin ESA and the Bazaar ESA;

         WHEREAS, Northwind's obligations to construct and demonstrate final completion of the Energy Project under the Development Agreement are guaranteed by Unicom Corporation ("Unicom") pursuant to a Guaranty dated as of December 3, 1997 (the "Guaranty") by Unicom in favor of Aladdin Gaming;

         WHEREAS, pursuant to that certain Construction, Operation and Reciprocal Easement Agreement dated as of February 26, 1998 (as hereafter amended, modified or replaced, the "REA") "among Aladdin Gaming, Aladdin Bazaar and AMH (with Northwind as a defined party, though not a signatory party, thereto), Northwind is the beneficiary of certain license, easement and other rights over, across, under and above the Property (the "Related Rights");

         WHEREAS, pursuant to that certain Assignment of Gaming Energy Documents dated as of the date hereof between Aladdin Gaming and the Administrative Agent (the "Assignment of Gaming Energy Documents"), Aladdin Gaming has assigned to the Administrative Agent for the benefit of the Aladdin Lenders all of Aladdin Gaming's right, title and interest under the Guaranty, the Development Agreement, the Aladdin ESA, the Lease and the Coordination Agreement, subject to the terms thereof; and

         WHEREAS, Northwind has assigned to the Collateral Agent pursuant to that certain (i) Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "Northwind Deed of Trust") in favor of the Collateral Agent, and (ii) Security Agreement (the "Northwind Security Agreement") in favor of the Collateral Agent, each dated as of the date hereof, all of its right, title and interest under the Lease and the REA and the other Project Documents, as defined therein, to secure Northwind's obligations under the Note Purchase Agreement (the "Note Purchase Agreement") dated as of the date hereof among Northwind, the Collateral Agent and the purchasers referred to therein (the "Northwind Noteholders") and the other documents executed in connection therewith (collectively, the

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         "Northwind Financing Documents") and Aladdin Gaming is consenting to such assignment pursuant to the terms hereof; and

         WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth certain agreements with respect to the foregoing.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                            ALADDIN ENERGY DOCUMENTS

         SECTION 1.1 Representations by Northwind. Northwind makes the following representations and warranties to the other parties to this Agreement as of the date hereof:

         (a) The Aladdin Energy Documents and, to the best of its knowledge, the REA, are in full force and effect, constitute (with this Agreement) all the agreements to which it is a party with Aladdin Gaming or a beneficiary with respect to the subject matter thereof and have not been modified except for any change orders listed on Schedule 1 annexed hereto and as otherwise set forth herein;

         (b) The Aladdin Energy Documents are legal, valid and binding obligations of Northwind and are enforceable in accordance with their respective terms, except to the extent enforceability is modified by bankruptcy, reorganization and other similar laws affecting the rights of creditors and by general principles of equity;

         (c) The rights of Northwind under the Aladdin Energy Documents and the REA have not been assigned by Northwind except to the Collateral Agent for the benefit of the Northwind Noteholders pursuant to the Northwind Financing Documents;

         (d) No default or event of default on the part of Northwind (or, to the best of its knowledge, on the part of any other party thereto) exists under the Aladdin Energy Documents or the REA with respect to matters relating to the Energy Project (nor has any event occurred which, with the giving of notice and/or the passage of time, would constitute an event of default thereunder), the conditions precedent to the effectiveness thereof set forth in Section 5.1
(a) of the Aladdin ESA have been fulfilled, and the conditions required to be fulfilled as of the date hereof under Sections 5.1(b) and (c) of the Aladdin ESA have been fulfilled;

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         (e) No Event of Default (as defined in the Note Purchase Agreement)
which would be material to the interests of the Purchasers (as defined in the Note Purchase Agreement) under the Note Purchase Agreement has occurred and is continuing;

         (f) To the best of its knowledge, Northwind has no offsets or defenses to its obligations under the Aladdin Energy Documents or the REA with respect to matters relating to the Energy Project; and

         (g) To the best of its knowledge, Northwind has no claims or counterclaims against any other party with respect to the Aladdin Energy Documents or the REA with respect to matters relating to the Energy Project.

         SECTION 1.2 Representations of Aladdin Gaming. Aladdin Gaming makes the following representations and warranties to the other parties to this Agreement as of the date hereof:

         (a) The Aladdin Energy Documents, the Coordination Agreement and the REA are in full force and effect, constitute (with this Agreement) all the agreements to which it is a party with Northwind with respect to the subject matter thereof and have not been modified except for any change orders listed on
Schedule 1 annexed hereto and as otherwise set forth herein;

         (b) The Aladdin Energy Documents, the Coordination Agreement and the REA are the legal, valid and binding obligations of Aladdin Gaming and are enforceable in accordance with their respective terms, except to the extent enforceability is modified by bankruptcy, reorganization and other similar laws affecting the rights of creditors and by general principles of equity;

         (c) The rights of Aladdin Gaming under the Aladdin Energy Documents, the Coordination Agreement and the REA have not been assigned by Aladdin Gaming except that the Aladdin Energy Documents and the rights of Aladdin Gaming under the Guaranty, the REA and the Coordination Agreement have been assigned to the Aladdin Lenders pursuant to the Aladdin Loan Documents, the Assignment of Gaming Energy Documents and the Coordination Agreement and the rights of Aladdin Gaming under the Development Agreement and the Guaranty have been assigned to Aladdin Bazaar pursuant to the Coordination Agreement, subject to the rights of the Aladdin Lenders under the Aladdin Loan Documents and the Assignment of Gaming Energy Documents and this Agreement;

         (d) No default or event of default on the part of Aladdin Gaming (or, to the best of its knowledge, on the part of any other party thereto) exists under the Aladdin Energy Documents, the Coordination Agreement, the Guaranty or the REA with respect to matters relating to the Energy Project (nor has any event occurred which, with the giving of notice and/or the passage of time, would constitute an event of default thereunder) and the conditions precedent to the effectiveness thereof have been fulfilled;

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         (e) No Event of Default (as defined in the Aladdin Credit Agreement)
which would be material to the interests of Northwind or the Collateral Agent or the Purchasers (as each such term is defined in the Note Purchase Agreement) under the Aladdin Credit Agreement has occurred and is continuing;

         (f) To the best of its knowledge, Aladdin Gaming has no offsets or defenses to its obligations under the Aladdin Energy Documents or the REA with respect to matters relating to the Energy Project; and

         (g) To the best of its knowledge, Aladdin Gaming has no claims or counterclaims against any other party with respect to the Aladdin Energy Documents, the Guaranty or the REA with respect to matters relating to the Energy Project.

         (h) The conditions precedent set forth in clause (a) of Section 5.1 of the Aladdin ESA which are conditions to the effectiveness of the Aladdin Energy Documents have been satisfied or waived; and

         (i) Aladdin Gaming has delivered to the Collateral Agent a copy of all financial statements required by the Northwind Financing Documents, all of which have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial condition of Aladdin Gaming as at the dates thereof and the results of their operations for the periods then ended. All factual information which is set out in the Aladdin Prospectus (as defined in the Note Purchase Agreement) or which has been made available in writing to the Northwind Noteholders by or on behalf of Aladdin Gaming is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

         SECTION 1.3 Subordination, Nondisturbance and Attornment. (a) The Lease and the leasehold estate created thereby are now and at all times shall continue to be subject and subordinate to the Aladdin Deed of Trust and to any and all increases, renewals, modifications, extensions, consolidations and replacements thereof, including, without limitation, amendments which increase the amount of the indebtedness secured by the Aladdin Deed of Trust.

         (b) So long as Northwind or the Collateral Agent (or its designee or nominee or Permitted Transferee (the "Northwind Purchaser")), as applicable, is not in default beyond the expiration of any applicable notice or grace period (as extended hereunder pursuant to Section 1.5) in the payment of rent or in the performance of any of the other terms, covenants or conditions of the Lease or so long as Northwind or the Collateral Agent or Northwind Purchaser shall be exercising rights under Section 365(h)(l)(A)(ii) of the United States Bankruptcy Code (or any similar provision under any applicable state law), neither the Administrative Agent, its successors or assigns nor any other person acquiring the Aladdin

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Property (each a "Purchaser") (i) in any foreclosure or any action or proceeding
(judicial or nonjudicial) instituted under or in connection with the Aladdin
Deed of Trust, (ii) by delivery of a deed or assignment given in lieu of foreclosure, (iii) by order of the United States Bankruptcy Court or (iv) otherwise, shall (x) in any way terminate the Lease or disturb Northwind's, the Collateral Agent's, or any Northwind Purchaser's, as the case may be, use or possession of the Energy Project Site or exercise of the Related Rights in any foreclosure action or any other action or proceeding instituted under or in connection with the Aladdin Deed of Trust and the Lease and the REA shall continue in full force and effect and the Administrative Agent and each Purchaser shall recognize Northwind's, the Collateral Agent's, or any Northwind Purchaser's, as the case may be, rights thereunder or, so long as Northwind or the Collateral Agent or Northwind Purchaser shall be exercising rights under
Section 365(h)(1)(A)(ii) of the United States Bankruptcy Code (or any similar provision under any applicable state law), such rights, as though Northwind, the Collateral Agent, or any Northwind Purchaser, as the case may be, were a party to the REA and the Lease was a direct agreement between Northwind and the Administrative Agent or such other Purchaser, as the case may be, or (y) join Northwind as a party defendant in any foreclosure action or proceeding or other action or proceeding in the nature of foreclosure instituted in connection with the Aladdin Deed of Trust, except as may be required by law in the foreclosure of the Property or with respect to adjudication of rights hereunder instituted in connection with a foreclosure of the Aladdin Deed of Trust.

         (c) If the interests of Aladdin Gaming under the Lease shall be transferred to a Purchaser, Northwind shall be bound to the Purchaser, and the Purchaser shall be bound to Northwind, in accordance with clause (d) of Section
1.3 below, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions and renewals thereof which may be effected in accordance with any option therefor in the Lease with the same force and effect as if the Purchaser were the landlord under the Lease; provided, however, that the Purchaser shall not be:

                  (i) liable for any act or omission of or default by Aladdin Gaming or any prior landlord under the Lease which has been cured by the Administrative Agent or a Purchaser under Section 1.4 of this Agreement or deemed waived by Northwind or, if applicable, the Collateral Agent under Section 1.4 of this Agreement;

                  (ii) subject to any credits, claims, setoffs or defenses which Northwind might have against Aladdin Gaming or any prior landlord under the Lease as a result of any acts or omissions of Aladdin Gaming or any prior landlord which has been cured by the Administrative Agent or a Purchaser under Section 1.4 of this Agreement or deemed waived by Northwind or, if applicable, the Collateral Agent under Section 1.4 of this Agreement;

                  (iii) bound by any fixed rent, basic rent, additional rent or other amounts which Northwind may have paid to Aladdin Gaming under the Lease more than thirty days in advance of the month to which such payments relate other than any payments

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         of Base Rent (as defined in the Lease) required to be made upon the signing of the Lease and all such prepaid rent and additional rent shall remain due and owing without regard to such prepayment;

                  (iv) bound by any amendment or modification unless made in accordance with Section 7.19, or (except by the terms of the Lease) any cancellation of the Lease or (except by the terms of the Lease) surrender of the Energy Project Site unless made in accordance with
         Section 7.19.

         (d) Northwind hereby agrees to attorn to the Purchaser, including the Administrative Agent if it be the Purchaser, as its landlord, said attornment to be effective and self-operative upon the Purchaser's succeeding to the interest of Aladdin Gaming under the Lease and upon such attornment, the Purchaser shall be bound to Northwind thereunder and the Purchaser and Northwind shall promptly execute and deliver an instrument reasonably acceptable to each of them to evidence such attornment. Upon the effective date of such attornment (x) the Lease shall continue in full force and effect as a direct lease between Northwind and the Purchaser, (y) the respective rights and obligations of Northwind and the Purchaser as set forth in the Lease shall be the same as set forth therein to the extent of the then remaining balance of the term of the Lease and any extensions and renewals thereof and (z) such Purchaser shall assume the obligations of the landlord under the Lease. Northwind acknowledges and agrees that this Agreement satisfies and complies in all respects with all provisions of the Lease (including, without limitation, Article 16 thereof) requiring a non disturbance agreement in respect of the financing provided pursuant to the Aladdin Credit Agreement and that this Agreement supersedes the provisions of any such inconsistent provision and any other provision of the Northwind Deed of Trust relating to the priority or subordination of the Lease and the interests or estates created thereby to the Aladdin Deed of Trust.

         SECTION 1.4 Administrative Agent's Cure Rights. (a) Except as otherwise set forth in this Agreement, the parties hereto shall continue to look solely to Aladdin Gaming (and its successors and assigns) for the performance of Aladdin Gaming's obligations under the Aladdin Energy Documents and the REA with respect to the Energy Project.

         (b) Each of Northwind and the Collateral Agent acknowledge that Aladdin Gaming has assigned to the Administrative Agent for the benefit of the Aladdin Lenders (and their successors and assigns, including a Purchaser) all of Aladdin Gaming's rights under the Aladdin Energy Documents, the Guaranty and the REA as security for the Aladdin Credit Facility. Each of Northwind and the Collateral Agent agree that the Administrative Agent or, if applicable, a Purchaser shall be entitled to exercise all rights (including making demands and giving all notices) of Aladdin Gaming under the Aladdin Energy Documents and the Guaranty in accordance with the terms of the Assignment of Gaming Energy Documents upon the Administrative Agent or Purchaser succeeding to Aladdin Gaming's interests under the Aladdin Energy Documents (whether pursuant to foreclosure of the Aladdin Deed of Trust or otherwise), and giving notice to Northwind and the Collateral

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Agent that the Administrative Agent or, if applicable, a Purchaser is entitled under the terms of the Assignment of Gaming Energy Documents to exercise such rights, provided however, that any such exercise of rights or giving of notice by the Administrative Agent (or its successors or assigns or a Purchaser), if the Administrative Agent or Purchaser has not succeeded to the interests of Aladdin Gaming under the Aladdin Energy Documents, shall not be deemed to be and shall not be an assumption by the Administrative Agent (or its successors or assigns or a Purchaser) of the obligations or liabilities of Aladdin Gaming under the Aladdin Energy Documents, the Guaranty or the REA. Northwind and the Collateral Agent, as applicable, shall accept such exercise and render all performance due to Aladdin Gaming by it under the Aladdin Energy Documents and the REA, as the case may be, to the Administrative Agent. The foregoing shall include, without limitation, Aladdin Gaming 's approval rights in respect of gas and electricity supply contracts under the Aladdin Energy Documents. Aladdin Gaming hereby irrevocably authorizes Northwind and the Collateral Agent to accept and act upon any such notice delivered by the Administrative Agent and agrees that neither of Northwind nor the Collateral Agent shall be bound to inquire into the authorization or legitimacy of the same.

         (c) Each of Northwind and the Collateral Agent agrees that it will not cancel, terminate or suspend its obligations under any of the Aladdin Energy Documents or the REA on account of any default or breach by Aladdin Gaming thereunder without first providing written notice to Aladdin Gaming and the Administrative Agent and granting to the Administrative Agent (i) if such default is the failure to pay amounts which are due and payable to Northwind under the Aladdin Energy Documents, those rights and time periods granted to Aladdin Gaming thereunder to cure such default plus an additional 10-day period or (ii) in the case of any other breach or default, a reasonable opportunity, but not fewer than 30 days, to cure such other breach or default by Aladdin Gaming unless (x) such breach or default is of a nature which cannot be reasonably cured within such 30 day period in which case the Administrative Agent or, if applicable, a Purchaser shall have commenced to cure such breach or default within such 30-day period and thereafter diligently pursues such cure and achieves substantial completion with 150 additional days and, in each case, shall continue to perform all monetary obligations under the Aladdin Energy Documents and all other obligations of Aladdin Gaming thereunder which the Administrative Agent is reasonably able to perform, (y) such breach or default arises in connection with or after commencement of a bankruptcy or insolvency of Aladdin Gaming in which case the provisions of clause (e) of Section 1.4 shall apply and the Administrative Agent or, if applicable, the Purchaser continues to perform all monetary obligations under the Aladdin Energy Documents and all other obligations of Aladdin Gaming thereunder which the Administrative Agent, or, if applicable, the Purchaser is reasonably able to perform or (Z) such breach or default (1) is personal to Aladdin Gaming, (2) cannot be performed or cured by the Administrative Agent or such Purchaser and (3) does not materially and adversely affect the ability of Northwind or, if applicable, the Collateral Agent from performing its obligations under the Aladdin Energy Documents or interfere with the practical realization of the rights and benefits provided to Northwind or the Collateral Agent by the Aladdin Energy Documents in which case such breach or default by Aladdin Gaming shall be waived by Northwind or, if applicable, the Collateral Agent; provided, however, that nothing in

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this clause (c) shall limit the rights of Aladdin Gaming or the Administrative
Agent, or the obligations of Northwind, as set forth in clause (c) of Section
6.1 of the Aladdin ESA; and further provided, however, that nothing in this clause (c) shall limit the right of Northwind or, if applicable the Collateral Agent to terminate the Aladdin Energy Documents if the breach or default is not cured at the later of (x) the time permitted herein and (y) when entitled to do so under the Aladdin Energy Documents.

         (d) Each of Northwind and the Collateral Agent agrees to accept each cure by the Administrative Agent or another Purchaser of a breach or default by Aladdin Gaming which is performed in accordance with clause (c) of this Section
1.4 and each such cure (or, if applicable, any waiver under item (z) of clause
(c) of Section 1.4) shall be binding upon Northwind, the Collateral Agent and their respective successors and assigns.

         (e) In the event that (i) any of the Aladdin Energy Documents or the REA is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving Aladdin Gaming (such proceeding, an "Aladdin Bankruptcy Proceeding"), the Administrative Agent or, if applicable, a Purchaser shall execute and deliver to Northwind or, if applicable, the Collateral Agent within 45 days after the Administrative Agent or such other Purchaser acquires title to the Aladdin Property new Aladdin Energy Documents which shall be for the balance of the remaining term under the original Aladdin Energy Documents before giving effect to such rejection or termination. Such new Aladdin Energy Documents shall contain the same conditions, agreements, terms, provisions and limitations as the original Aladdin Energy Documents (except for any obligations which have been performed by Aladdin Gaming prior to such rejection or termination).

         (f) If the interests of Aladdin Gaming under the Aladdin Energy Documents shall be transferred to the Administrative Agent (or its successors or assigns) or a Purchaser, the Administrative Agent (or its successors or assigns) or such Purchaser shall be bound to Northwind, under all of the terms, covenants and conditions of this Agreement and the Aladdin Energy Documents, the Guaranty and the REA; provided however, that any such assumption shall only be made in writing in an agreement acceptable in form and content to the Administrative Agent or its successors or assigns or such Purchaser, as the case may be.

         SECTION 1.5 Collateral Agent's Cure Rights. (a) Except as otherwise set forth in this Agreement, the parties hereto shall continue to look solely to Northwind (and its successors and assigns) for the performance of Northwind's obligations under the Aladdin Energy Documents and the REA with respect to the Energy Project and the Guarantor of its obligations under the Guaranty.

         (b) Each of Aladdin Gaming and the Administrative Agent acknowledge that Northwind has assigned to the Collateral Agent for the benefit of the Northwind Noteholders (and their successors and assigns, including a Permitted Transferee (as defined below)) all of Northwind's rights under the Aladdin Energy Documents and the REA as security for the Northwind Financing Documents. Each of Aladdin Gaming and the Administrative Agent

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agree that the Collateral Agent or, if applicable, a Permitted Transferee shall be entitled to exercise all rights (including making demands and giving all notices) of Northwind under the Aladdin Energy Documents and the REA in accordance with the terms of the Northwind Financing Documents upon the Collateral Agent succeeding to Northwind's interests under the Aladdin Energy Documents (whether pursuant to foreclosure of the Northwind Deed of Trust or otherwise) giving notice to Aladdin Gaming and the Administrative Agent that the Collateral Agent or, if applicable, a Permitted Transferee is entitled under the terms of the Northwind Financing Documents to exercise such rights, provided however, that any such exercise of rights or giving of notice by the Collateral Agent (or its successors and assigns, including a Permitted Transferee) shall not be deemed to be and shall not be an assumption by the Collateral Agent (or its successors and assigns, including a Permitted Transferee) of the obligations or liabilities of Northwind under the Aladdin Energy Documents or the REA Aladdin Gaming and the Administrative Agent, as applicable, shall accept such exercise and render all performance due to Northwind under the Aladdin ESA and the Bazaar ESA and the REA, as the case may be, to the Collateral Agent. Northwind hereby irrevocably authorizes Aladdin Gaming and the Administrative Agent to accept and act upon any such notice delivered by the Collateral Agent and agrees that neither of Aladdin Gaming nor the Administrative Agent shall be bound to inquire into the authorization or legitimacy of the same.

         (c) Each of Aladdin Gaming and the Administrative Agent agrees that it will not cancel, terminate or suspend its obligations under any of the Aladdin Energy Documents or the REA on account of any default or breach by Northwind thereunder without first providing written notice to Northwind and the Collateral Agent and granting to the Collateral Agent (i) if such default is the failure to pay amounts which are due and payable to Aladdin Gaming under the Aladdin Energy Documents, those rights and time periods granted to Aladdin Gaming thereunder to cure such default plus an additional 10-day period or (ii) in the case of any other breach or default, a reasonable opportunity, but not fewer than 30 days, to cure such other breach or default by Northwind unless (x) such breach or default is of a nature which cannot be reasonably cured within such 30 day period in which case the Collateral Agent or, if applicable, a Permitted Transferee shall have commenced to cure such breach or default within such 30-day period and thereafter diligently pursues and achieves substantial completion with 150 additional days and, in each case, continues to perform all monetary obligations under the Aladdin Energy Documents and all other obligations of Northwind thereunder which the Collateral Agent is reasonably able to perform, (y) such breach or default arises in connection with or after commencement of a bankruptcy or insolvency of Northwind in which case the provisions of clause (e) of this Section 1.5 shall apply and the Collateral Agent or, if applicable, the Permitted Transferee continues to perform all monetary obligations under the Aladdin Energy Documents and all other obligations of Northwind thereunder which the Collateral Agent or, if applicable, the Permitted Transferee is reasonably able to perform or (z) such breach or default (1) is personal to Northwind, (2) cannot be performed or cured by the Collateral Agent or, if applicable, a Permitted Transferee and (3) does not materially and adversely affect the ability of Aladdin Gaming or, if applicable, the Administrative Agent from performing its obligations under the Aladdin Energy Documents or interfere with the practical realization of the rights and benefits provided to Aladdin Gaming or the Administrative Agent by the Aladdin Energy Documents in which case such breach or default by Northwind shall be waived by Aladdin Gaming or, if applicable, the Administrative Agent; provided, however, that nothing in this clause(c) shall limit the rights of Aladdin Gaming or the obligations of Northwind, as set forth in clause (c) of
Section 6.1. of the Aladdin ESA; and further provided, however, that nothing in this clause (c) shall limit the right of Aladdin Gaming or, if applicable the Administrative Agent to terminate the Aladdin Energy Documents if the breach or default is not cured at the later of (x) the time permitted herein and (y) when entitled to do so under the Aladdin Energy Document.

         (d) Each of Aladdin Gaming and the Administrative Agent agrees to accept each cure by the Collateral Agent or a Permitted Transferee of a breach or default by Northwind which is performed in accordance with clause (c) of this
Section 1.5 and each such cure (and any waiver under item (z) of clause (c) of this Section 1.5) shall be binding upon Aladdin Gaming, the Administrative Agent, and their respective successors and assigns.

         (e) In the event that (i) any of the Aladdin Energy Documents or the REA is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving Northwind (such proceeding, a "Northwind Bankruptcy Proceeding"), Aladdin Gaming or the Administrative Agent, as applicable, shall execute and deliver to the Collateral Agent or, if applicable, the Permitted Transferee shall execute and deliver to Aladdin Gaming, or if applicable, the Administrative Agent within 45 days after the Collateral Agent or such Permitted Transferee acquires an interest in and to the Aladdin Energy Documents new Aladdin Energy Documents which shall be for the balance of the remaining term under the original Aladdin Energy Documents before giving effect to such rejection or termination. Such new Aladdin Energy Documents shall contain the same conditions, agreements, terms, provisions and limitations as the original Aladdin Energy Document (except for any obligations which have been performed by Northwind prior to such rejection or termination).

         (f) The Collateral Agent shall have the right to transfer Northwind's interest in the Aladdin Energy Documents and the interests of the Members (as defined in the Note Purchase Agreement) in Northwind to a purchaser at a foreclosure sale without the prior written consent of the Administrative Agent, to an entity which (x) has (or has engaged an operator that has) the same or similar technical expertise and experience in the field of the delivery of hot water, chilled water and electricity as Northwind and substantially the same net worth as the aggregate net worth of Northwind and Unicom Thermal Technologies, Inc., an Illinois corporation, on the date hereof, (y) expressly assumes in writing the obligations of Northwind under the Aladdin Energy Documents and (z) has (or in the sole discretion of the Administrative Agent is reasonably likely to obtain in a timely manner) all approvals, licenses and permits necessary to operate the Energy Project as operated by Northwind. In addition to the foregoing, the Collateral Agent shall have the right to transfer in lieu of foreclosure Northwind's interest in the Aladdin Energy Documents and the interests of the Members (as defined in the Note Purchase Agreement) in Northwind to an entity only after (a) Aladdin Gaming has given its prior written consent; provided however, that prior to giving such consent Aladdin Gaming shall obtain all necessary approvals required in connection therewith, including the approval of the Administrative Agent if required under the Aladdin Credit Agreement or (b) if the Administrative Agent or its successors or assigns or a Purchaser has succeeded to the interests of Aladdin Gaming, then only after the Administrative Agent or its successors or assigns or such Purchaser has given its prior written consent; provided, however, neither Aladdin Gaming nor the Administrative Agent or its successors or assigns or a Purchaser shall unreasonably withhold or delay its consent with respect to any such transfer to an entity (a "Permitted Transferee") which (i) in the case of a transfer of Northwind's interest in the Aladdin Energy Documents (A) has substantially the same net worth as the aggregate net worth of Northwind and Unicom Thermal Technologies, Inc., an Illinois corporation, on the date hereof and substantially the same or similar technical expertise and experience in the field of the delivery of hot water, chilled water and electricity as Northwind, (B) expressly assumes in writing the obligations of Northwind under the Aladdin Energy Documents and (C) has (or in the sole discretion of the Administrative Agent is reasonably likely to obtain in a timely manner) all approvals, licenses and permits necessary to operate the Energy Project as operated by Northwind, (ii) in the case of a transfer of the interests of the Members in Northwind, has substantially the same net worth as Unicom Thermal Technologies, Inc. on the date hereof and substantially the same or similar technical expertise and experience in the field of the delivery of hot water, chilled water and electricity as Northwind and (iii) in the case of a transfer of Northwind's interest in the Aladdin Energy Documents to one or more of the Northwind Noteholders, the Northwind Noteholders engage an operator having substantially the same or similar technical expertise and experience in the field of the delivery of hot water, chilled water and electricity as Northwind and has (or in the sole discretion of the Administrative Agent is reasonably likely to obtain in a timely manner) all approvals, licenses and permits necessary to operate the Energy Project as operated by Northwind; provided, however, that, in each case, any such assignment or sale shall be subject to clause (c) of this Section 1.5. Upon such assignment and assumption, the Northwind Noteholders and the Collateral Agent (including their agents and employees) shall be released from any further liability thereunder (if any liability has been assumed pursuant hereto) arising from and after the effective date of such assignment to the extent of the interest so assigned.

         (g) If the interests of Northwind under the Aladdin Energy Documents shall be transferred to the Collateral Agent (or its successors or assigns, including a Permitted Transferee), the Collateral Agent (or its successors or assigns, including such Permitted Transferee) shall be bound to Aladdin Gaming, under all of the terms, covenants and conditions of this Agreement and the Aladdin Energy Documents, the Guaranty and the REA; provided however, that any such assumption shall only be made in writing in an agreement acceptable in form and content to the Collateral Agent or its successors or assigns, including a Permitted Transferee, as the case may be.

         SECTION 1.6 Insurance. Aladdin Gaming and Northwind agree that (a) all insurance required by the terms of the Aladdin Energy Documents shall provide that it may not be terminated or canceled without 30 days' prior written notice to the Administrative

Agent and (b) Aladdin Gaming and the Administrative Agent shall each be named as an additional insured on all policies of liability insurance required by the terms of the Aladdin Energy Documents.

         SECTION 1.7 Certain Agreements of Aladdin Gaming. Aladdin Gaming agrees that (a) it shall not exercise its rights under Section 9.2 of the Aladdin ESA to require Northwind to remove its property from the Energy Project Site without the prior written consent of the Administrative Agent and (b) it shall immediately notify the Administrative Agent (i) upon any exercise of its right to assume control of the Energy Project pursuant to clause (c) of Section 6.1 of the Aladdin ESA and (ii) of any default by Northwind under the Aladdin Energy Documents or of a default under the Guaranty and, in each case, Aladdin Gaming shall provide such additional information with respect thereto as the Administrative Agent or its consultants may request, including the opportunity to inspect the Energy Project and participate in any decisions or actions taken in connection therewith.

         SECTION 1.8 Equipment. All of the parties hereto acknowledge that Northwind is the sole owner of the Energy Project and certain related personal property, machinery and equipment (the "Equipment") to be constructed, installed and located at the Energy Project Site and on the Property, which will be subject to a security interest of the Collateral Agent pursuant to the Northwind Deed of Trust and the Northwind Security Agreement. The Administrative Agent acknowledges for itself and the Aladdin Lenders that neither the Equipment on the Project Site nor the Distribution System (as defined in the Note Purchase Agreement) shall be subject to or encumbered by the Aladdin Deed of Trust including, without limitation, where such Equipment or Distribution System is or is deemed to be a fixture on the Aladdin Property or the Project Site and that the security interest of the Collateral Agent granted pursuant to the Northwind Deed of Trust and the Northwind Security Agreement in the Energy Project shall encumber the Equipment and the Distribution System shall be encumbered thereby. The Collateral Agent, for itself and on behalf of the Secured Parties (as defined in the Note Purchase Agreement), covenants and agrees with the Administrative Agent and the Aladdin Lenders that (x) so long as no event of default by Aladdin Gaming under the Aladdin ESA exists (after the expiration and application of applicable grace, notice and cure periods under the Aladdin ESA and this Agreement) and (y) the Aladdin ESA (or any replacement thereof) remains in effect (i) the exercise of remedies under the Northwind Financing Documents during the existence of an event of default by Northwind under the Note Purchase Agreement shall not affect, impair or limit the rights of Aladdin Gaming (or, if applicable, the Administrative Agent or a Purchaser) under the Aladdin Energy Documents or this Agreement including, without limitation, the rights set forth in clause (c) of Section 6.1 of the Aladdin ESA and (ii) neither the Collateral Agent nor any of the Secured Parties shall remove any material portion of the Energy Project, the related personal property, machinery and equipment or the Distribution System.

                                   ARTICLE II

                                   BAZAAR ESA

         SECTION 2.1 Representations Regarding Bazaar ESA. Northwind makes the following representations and warranties to the other parties to this Agreement as of the date hereof:

                  (a) The Bazaar ESA is unmodified and is in full force and effect, has not been assigned by it except to the Collateral Agent for the benefit of the Northwind Noteholders pursuant to the Northwind Financing Documents, together with the REA and the Development Agreement constitute the only agreements to which it is a beneficiary or a party with Aladdin Bazaar with respect to the subject matter thereof and its obligations under the Bazaar ESA are legal, valid and binding obligations, except to the extent enforceability is modified by bankruptcy, reorganization and other similar laws affecting the rights of creditors and by general principles of equity;

                  (b) No default or event of default on its part (or, to the best of its knowledge, on the part of any other party thereto) exists under the Bazaar ESA (nor has any event occurred which, with the giving of notice and/or the passage of time, would constitute an event of default thereunder) and the conditions precedent to the effectiveness thereof have been satisfied or waived;

                  (c) To the best of its knowledge, it has no offsets or defenses to its obligations under the Bazaar ESA; and

                  (d) To the best of its knowledge, it has no claims or counterclaims against any other party with respect to the Bazaar ESA.

                                  ARTICLE III

                            NOTE PURCHASE AGREEMENT

         SECTION 3.1 Consent of Administrative Agent to Certain Northwind Financing Documents. The Administrative Agent hereby consents to the mortgage and assignment of Northwind's rights under the Aladdin Energy Documents and the REA to the Collateral Agent pursuant to the terms of the Northwind Deed of Trust and the Northwind Security Agreement.

         SECTION 3.2 Consent of Collateral Agent. The Collateral Agent hereby acknowledges the lien of the Aladdin Deed of Trust on the Property (including, without limitation, the Energy Project Site) and acknowledges that Aladdin Gaming has obligations thereunder.

         SECTION 3.3 Confirmation by Aladdin Gaming. Aladdin Gaming hereby confirms that (x) Northwind shall have those rights and obligations as a Party (as defined in the REA) under the REA for the benefit of the Energy Project Site as set out in Article 2 of the REA and (y) Northwind has assigned its right as a party under the Aladdin Energy Documents and the REA to the Collateral Agent.

         SECTION 3.4 Conditions to Advances. The funding condition in clause (t) of Section 4.1 and clause (h) of Section 4.2 of the Note Purchase Agreement shall, subject to the terms of the Note Purchase Agreement, be satisfied by the delivery by Aladdin Gaming of the two certificates annexed hereto as, respectively, Exhibit B-1 and Exhibit B-2 at the times required in said clause
(h).

         SECTION 3.5 Arrangements Regarding Payments. For so long as any Note (as defined in the Note Purchase Agreement) is outstanding Aladdin Gaming irrevocably agrees that all payments to be made by Aladdin Gaming to Northwind under any Aladdin Energy Documents shall be made in immediately available funds in lawful money of the United States, directly to the revenue account (Account No. 121766-001), at the office of State Street Bank and Trust Company, Two International Place, Boston, MA 02110 or to such other Person and/or at such other address as the Collateral Agent may from time to time specify in writing to Aladdin Gaming for application by the Collateral Agent, and shall be accompanied by a notice from Aladdin Gaming stating that such payments are to be made to such designated account.

         SECTION 3.6 Defaults Under Northwind Financing Documents. The Collateral Agent covenants and agrees that the exercise of its rights and remedies under the Northwind Financing Documents during the existence of a default or event of default by Northwind thereunder shall not impair, affect or limit the rights of Aladdin Gaming or, if applicable the Administrative Agent, under the Aladdin Energy Documents including, without limitation, the rights set forth in clause (c) of Section 6.1 of the Aladdin ESA or the right to terminate the Aladdin Energy Documents if the breach or default is not cured at the later of (x) the time permitted herein and (y) when entitled to do so under the Aladdin Energy Documents..

         SECTION 3.7 Amendments of Aladdin Loan Documents. Each of the parties hereto covenants and agrees that from time to time without notice to or consent of such party:

                  (a) the Aladdin Lenders and Aladdin Gaming may extend, amend, modify, supplement, replace and/or renew the Aladdin Credit Facility, the Credit Agreement the other Aladdin Loan Documents, and the Assignment of Gaming Energy Documents, as the case may be;

                  (b) the Aladdin Lenders may increase the principal amount of the Aladdin Credit Facility in accordance with the terms of the Aladdin Credit Agreement;

                  (c) the Aladdin Lenders may waive any of the terms, covenants and conditions in the Aladdin Credit Agreement and the other Aladdin Loan Documents, in whole or in part, and grant such indulgences and releases in relation or with respect to the obligations evidenced and secured by the Aladdin Credit Agreement and the other Aladdin Loan Documents as the Administrative Agent and the Aladdin Lenders may determine; and

                  (d) the Aladdin Lenders may exercise all rights, remedies and options under the Aladdin Credit Agreement and the other Aladdin Loan Documents and take any action which may affect all or a portion of the Aladdin Project including, without limitation, (i) all self-help remedies under the Aladdin Credit Agreement and the other Aladdin Loan Documents, (ii) all rights (statutory or otherwise) relating to a sale under power of sale, (iii) accepting a deed-in-lieu of foreclosure or otherwise take title to the Property or (iv) appointing a receiver, in each case under this clause (d), subject to Section 1.4;

provided however, that the exercise of such rights shall not diminish the rights or increase the duties of any other party pursuant to this Agreement.

         SECTION 3.8 Insurance and Condemnation Proceeds. Notwithstanding anything to the contrary contained in the Northwind Deed of Trust, the Note Purchase Agreement or any other Northwind Financing Document, while the Collateral Agent may hold condemnation and insurance proceeds in accordance with the Note Purchase Agreement, all such condemnation and insurance proceeds shall be applied and distributed to Northwind and/or Aladdin Gaming in accordance with the terms and provisions of the Aladdin Energy Documents and the REA.

                                   ARTICLE IV

                            REA AND RELATED DOCUMENTS

         SECTION 4.1 Representations. Aladdin Gaming and AMH (individually as to itself and not with respect to one another) each makes the following representations and warranties to each other and the other parties to this Agreement that as of the date hereof:

                  (a) No default or event of default on its part (or, to the best of its knowledge, on the part of any other party thereto) exists under the REA or the "Site Work Agreement" or "Parking Use Agreement", as such terms are defined in the REA, nor has any event occurred which, with the giving of notice and/or the passage of time, would constitute an event of default thereunder;

                  (b) The REA, the Site Work Agreement and the Parking Use Agreement are unmodified and are in full force and effect, have not been assigned by it, except as permitted hereby, constitute all the agreements to which it is a party with respect to the subject matter thereof and its obligations thereunder are its legal, valid and binding obligations;

                  (c) It has no offsets or defenses to its obligations under the REA, the Site Work Agreement and the Parking Use Agreement, as applicable; and

                  (d) It has no claims or counterclaims against any other party with respect to the REA, the Site Work Agreement or the Parking Use Agreement.

         SECTION 4.2 Confirmation of Aladdin Gaming. Aladdin Gaming confirms for the benefit of each of Northwind and the Northwind Noteholders that:

                  (a) the Performance Tests (as defined in the Development Agreement) have been established pursuant to the Development Agreement and are in the form set out in Schedule 2 hereto;

                  (b) receipt pursuant to Section 4(b) of the Development Agreement of the Project Plan and the Plant Schedule (as each is defined in the Development Agreement) and such plan and schedule are in form and substance acceptable to Aladdin Gaming for the purposes of the Development Agreement;

                  (c) receipt pursuant to Section 5(c) of the Development Agreement of the Plant Plans and Specifications (as defined in the Development Agreement) and confirms that such plans and specifications are in form and substance acceptable to Aladdin Gaming for the purposes of the Development Agreement;

                  (d) receipt pursuant to Section 7(b) of the Development Agreement of the Quality Control and Inspection Program (as defined in the Development Agreement) and that such program is in form and substance acceptable to Aladdin Gaming for the purposes of the Development Agreement;

                  (e) at the date of this Agreement the Substantial Completion Deadline (as defined in the Development Agreement) is 25 March 2000;

                  (f) no Scope Change (as defined in the Development Agreement) has been proposed, effected or implemented as of the date hereof as envisaged in the Development Agreement;

                  (g) for all purposes under the Aladdin ESA and the Development Agreement and, in particular, the provisions of Exhibit C of the Aladdin ESA, each of the items specified in Schedule 3 to this Agreement shall form part of the Investment in the Northwind Facilities in the amounts specified in Schedule 3 or such other amounts incurred by Northwind in respect of each specified item in Schedule 3.

         SECTION 4.3 Insurance. Aladdin Gaming and AMH agree that (a) all insurance required by the terms of the REA shall provide that it may not be terminated or canceled without 30 days' prior written notice to the Administrative Agent and the Collateral Agent and (b) each Party (as defined in the REA), the Administrative Agent and the Collateral Agent shall each be named as an additional insured on all policies of insurance required by the terms of the REA.

                                    ARTICLE V

                                  ALADDIN MUSIC

         SECTION 5.1 Music ESA. Aladdin Music and Northwind each hereby acknowledges and agrees as to itself that it shall enter into an energy service agreement (the "Music ESA") with respect to the provisions of energy services in accordance with Aladdin Music's need for such services (provided that amounts payable in connection therewith that are attributable to capacity charges shall not exceed 8% of the total capacity costs of the Energy Project as currently designed or in such greater amounts as may be agreed to by each of the parties hereto) to the Music Project, provided however, that at the time the Music ESA is executed Aladdin Music is at least as creditworthy (ha the reasonable judgement of Northwind and the Collateral Agent) as Aladdin Gaming with respect to the Aladdin ESA or Aladdin Bazaar with respect to the Bazaar ESA as of the date hereof; or, in the alternative, Northwind agrees to enter into modified versions of the Aladdin ESA and the Bazaar ESA, pursuant to which 8% of such capacity shall be transferred to Aladdin Bazaar, with Aladdin Gaming being released from its obligations in connection therewith; provided, however, that at the time the modified versions of the Aladdin ESA and the Bazaar ESA are entered into Aladdin Bazaar is at least as creditworthy (in the reasonable judgment of Northwind and the Collateral Agent) with respect to the modified Bazaar ESA as Aladdin Gaming with respect to the Aladdin ESA as of the date hereof. Aladdin Music and Northwind agree that such Music ESA or said modified versions of the Aladdin ESA and the Bazaar ESA shall be in form and substance substantially similar to the Bazaar ESA and the Aladdin ESA, that, if applicable, Aladdin Music shall become a party to the Coordination Agreement and the Music ESA and any such amendment or modification of the Coordination Agreement joining Aladdin Music as a party thereto shall be subject to the prior written reasonable approval of the Collateral Agent and the Administrative Agent.

                                   ARTICLE VI

                                    DEFAULTS

         SECTION 6.1 Defaults. If any party hereto fails to perform its obligations hereunder after the expiration of any applicable grace, notice or cure periods, at all times thereafter and until such time as the defaulting party has performed its obligations, the non-defaulting parties shall have all rights, remedies and options at law and in equity.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 7.1 Due Execution. Each of the parties hereto represents that this Agreement (a) has been duly authorized by all necessary action on the part of such party, (b) has been duly executed and delivered by such party and (c) constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         SECTION 7.2 As to Aladdin Gaming and Administrative Agent. As between Aladdin Gaming and the Administrative Agent, Aladdin Gaming and the Administrative Agent covenant and agree that nothing herein shall be deemed or construed to modify the Aladdin Loan Documents or constitute a waiver of acceptance of any course of conduct thereunder by the Administrative Agent.

         SECTION 7.3 Remedies. (a) The Administrative Agent (or its designee or nominee) may exercise all rights and remedies hereunder either in person or by agent and Aladdin Gaming shall not impair the exercise thereof by the Administrative Agent whether under this Agreement, the Aladdin Energy Documents, the REA or the Northwind Financing Documents. Neither the exercise of any rights, remedies or options hereunder nor the commission of any other act by the Administrative Agent pursuant to this Agreement shall be deemed to cure or waive any default, or to waive, modify or affect any notice of default under the Aladdin Credit Agreement or the other Aladdin Loan Documents, or to invalidate any act done pursuant to such notice.

         (b) The Collateral Agent (or its designee or nominee) may exercise all rights and remedies hereunder either in person or by agent and Northwind shall not impair the exercise thereof by the Collateral Agent whether under this Agreement, the Aladdin Energy Documents, the REA or the Northwind Financing Documents. Neither the exercise of any rights, remedies or options hereunder nor the commission of any other act by the Collateral Agent pursuant to this Agreement shall be deemed to cure or waive any default, or to waive, modify or affect any notice of default under the Note Purchase Agreement or the other Northwind Financing Documents, or to invalidate any act done pursuant to such notice.

         SECTION 7.4 No Obligation of Aladdin Lenders. (a) Neither the Aladdin Lenders nor the Administrative Agent shall be obligated to perform or discharge, nor do they hereby undertake to perform or discharge, any obligation, duty or liability of Aladdin Gaming under the Aladdin Energy Documents, the Bazaar Ground Lease, the Northwind Financing Documents or this Agreement, except in accordance with this Agreement. Should the Administrative Agent, individually or on behalf of the Aladdin Lenders, incur any loss, cost, claim, demand, expense, liability or damage under the Aladdin Energy Documents, the Guaranty, the Bazaar Ground Lease, the Northwind Financing Documents, the REA or this Agreement, or in the defense against any claims or demands, the amount thereof, including reasonable costs and expenses and reasonable attorneys' fees, together with interest thereon at the rate set forth in Section 3.2.2 of the Aladdin Credit Agreement, shall be secured by the Aladdin Loan Documents, and Aladdin Gaming shall reimburse the Administrative Agent therefor immediately upon demand. Aladdin Gaming acknowledges that the provisions of Section 10.4 of the Aladdin Credit Agreement shall apply to this Agreement.

         (b) Neither the Northwind Noteholders nor the Collateral Agent shall be obligated to perform or discharge, nor do they hereby undertake to perform or discharge, any obligation, duty or liability of Northwind under the Aladdin Energy Documents, the Northwind Financing Documents or this Agreement, except in accordance with this Agreement. Should the Collateral Agent, individually or on behalf of the Northwind Noteholders, incur any loss, cost, claim, demand, expense, liability or damage under the Aladdin Energy Documents, the Northwind Financing Documents, the REA or this Agreement, or in the defense against any claims or demands, the amount thereof, including reasonable costs and expenses and reasonable attorneys' fees, together with interest thereon at the rate set forth in Section____ of the Note Purchase Agreement, shall be secured by the Northwind Financing Documents, and Northwind shall reimburse the Collateral Agent therefor immediately upon demand.

         SECTION 7.5 Title of Sections. The titles of the sections of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

         SECTION 7.6 Notices. Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows or as any party may specify in writing to each other party hereto:

         IF TO ADMINISTRATIVE AGENT:

         The Bank of Nova Scotia
         580 California Street, 21st Floor
         San Francisco, CA 94104
         Attn: Alan W. Pendergast

         IF TO ALADDIN GAMING:

         Aladdin Gaming, LLC
         831 Pilot Road
         Las Vegas, NV 89119
         Attn: Richard Goeglein
               President and Chief Executive Officer

         IF TO NORTHWIND:

         Northwind Aladdin, LLC
         c/o UT Holdings, Inc.
         30 W. Monroe Street
         Suite 500
         Chicago, IL 60603
         Attn: General Manager

         IF TO THE COLLATERAL AGENT:

         State Street Bank and Trust Company
         2 International Plaza
         Boston, Massachusetts 02110
         Attn: Corporate Trust Department

         IF TO ALADDIN BAZAAR:

         Aladdin Bazaar, LLC
         c/o TH Bazaar Centers, Inc.
         4350 La Jolla Village Drive, Suite 400
         San Diego, California 92122
         Attn: Legal Department

with a copy to:

         Aladdin Bazaar Holdings, LLC
         831 Pilot Road
         Las Vegas, Nevada 89119
         Attn: Ronald Dictrow

         IF TO ALADDIN MUSIC:

         Aladdin Music, LLC
         831 Pilot Road
         Las Vegas, NV 89119

         Attn: Richard Goeglein

         IF TO AMH:

         Aladdin Music Holdings, LLC
         831 Pilot Road
         Las Vegas, NV 89119
         Attn: Richard Goeglein

         SECTION 7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7.8 Provisions Binding. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the successors and permitted assigns, respectively, of the Administrative Agent, Northwind, Aladdin Gaming, the Collateral Agent, Aladdin Music and AMH. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto. This Agreement and the terms, covenants, conditions and agreements set forth herein shall run with the land and shall be binding upon and inure to the benefit of the Administrative Agent, Aladdin Gaming, Northwind, the Collateral Agent, Aladdin Music and AMH.

         SECTION 7.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 7.10 No Waiver. Any failure on the part of any party hereto to promptly exercise any right given or reserved hereby or by any other document to which it is a party or beneficiary shall not prevent the exercise of any such right at any time thereafter. Except as set forth herein, each party hereto may pursue and enforce any remedy or remedies accorded herein independently of, or in conjunction or concurrently with, or subsequent to its pursuit and enforcement of, any remedy or remedies which it may otherwise have against any other party hereto. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         SECTION 7.11 No Partnership or Joint Venture. Any provision hereof to the contrary notwithstanding, the Aladdin Lenders, the Northwind Noteholders and the parties hereto, by virtue of the issuance of this Agreement or any action taken pursuant hereto or contemplated hereby, shall not be deemed to be a partner or joint venturer with one another.

         SECTION 7.12 Survival of Representations and Warranties. All representations and warranties of any party hereto contained in this Agreement shall survive the execution and delivery of this Agreement. This Agreement shall survive the exercise and enforcement of remedies under the Aladdin Credit Agreement, the other Aladdin Loan Documents, the Note Purchase Agreement and the Northwind Financing Documents until such time as the parties have performed their obligations hereunder in all material respects.

         SECTION 7.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY RAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO IN CONNECTION HEREWITH OR THEREWITH. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO ENTERING INTO THIS AGREEMENT.

         SECTION 7.14 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, HAS BEEN APPOINTED BY EACH OF THE PARTIES HERETO (OTHER THAN THE ADMINISTRATIVE AGENT) TO BE ITS AGENT TO RECEIVE, ON ITS BEHALF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO EACH PARTY (OTHER THAN THE ADMINISTRATIVE AGENT) HERETO IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH PARTY WHICH HAS DESIGNATED THE PROCESS AGENT TO ACCEPT PROCESS FOR EACH PARTY HEREUNDER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH

SERVICE ON ITS BEHALF. IN ADDITION TO THE FOREGOING, EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 8.6. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE ALADDIN CREDIT AGREEMENT, THE OTHER ALADDIN LOAN DOCUMENTS, THE NOTE PURCHASE AGREEMENT AND THE OTHER NORTHWIND FINANCING DOCUMENTS.

         SECTION 7.15 No Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the parties hereto and their successors and assigns and no provision hereof is intended to benefit or inure to the benefit of any other person.

         SECTION 7.16 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall constitute one and the same instrument.

         SECTION 7.17 Claims. No claims may be made by any of the parties hereto or any other person against any of the other parties hereto or any affiliate of the foregoing, or the officers, directors, employees, attorneys, consultants or agents of any of them, for consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or an act, omission, or event occurring in connection therewith; and parties hereto each for itself and for all persons claiming by, through and under each of them, waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         SECTION 7.18 Recording. The parties hereto agree to execute, acknowledge and deliver this Agreement for recordation in the official records of Clark County, Nevada.

         SECTION 7.19 Amendments. Without, in each case, the prior written consent of each of the parties hereto, which consent shall not be unreasonably withheld or delayed, each of the parties hereto covenants and agrees that the Aladdin Energy Documents, the Bazaar

ESA, the Guaranty, the REA, and, after the Music ESA has been approved by the Collateral Agent and the Administrative Agent, the Music ESA shall not be amended, modified, supplemented or terminated (except as permitted therein and herein).

         SECTION 7.20 Estoppels. Each party under this Agreement shall have the right to request each other party to this Agreement to deliver its estoppel certificate certifying to the matters set forth in this Agreement which are applicable to the certifying party within ten (10) days after request therefor; provided, however, that in no event shall any party be required to provide any instrument or certificate as described in this Section 7.20 more than twice in any twelve month period.

         SECTION 7.21 Notices. Each of the parties hereto covenants and agrees to give to each of the other parties hereto a copy of all notices given by it to another party pursuant to this Agreement, the Aladdin Energy Documents or the Bazaar ESA, as the case may be, at such time as it gives such notice to such other party which notices shall be given in the manner set forth in Section 7.6 hereof together with all written information included with such notice.

         SECTION 7.22 Limitation of Liability. In the event that any party assumes any liability of any other party under the Aladdin Energy Documents, liability and recourse in respect of any and all obligations of any party thereunder shall be limited solely to such party's interest in the Aladdin Project, the Mall Project, the Music Project, and the Energy Project (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).

         IN WITNESS WHEREOF, the parties have hereunto set their respective hands as of the day, month and year first above written.

                                          THE BANK OF NOVA SCOTIA,
                                          as Administrative Agent

                                          By:
                                             ----------------------------
                                                Name:
                                                Title:

                                          NORTHWIND ALADDIN, LLC

                                          By:____________________________
                                                Name:
                                                Title:

                                          ALADDIN GAMING, LLC

                                          By:____________________________
                                                Name:
                                                Title:

                                          STATE STREET BANK AND TRUST COMPANY,
                                          as Collateral Agent

                                          By:____________________________
                                                Name:
                                                Title:

                                          ALADDIN MUSIC HOLDINGS, LLC

                                          By:____________________________
                                                Name:
                                                Title:

THE STATE OF ________  )
                       ) ss.
COUNTY OF ___________  )

         This instrument was acknowledged before me on ___________, 1999, by _______________, ____________ of The Bank of Nova Scotia on behalf of said bank.

(SEAL)

________________________________________
Notary Public, State of_________________

THE STATE OF Illinois   )
                        ) ss.
COUNTY OF Cook          )

         This instrument was acknowledged before me on June 3, 1999, by ___________ of Northwind Aladdin, LLC, a Nevada limited-liability Company, on behalf of said company.

(SEAL)                                                [SEAL]


-----------------------------------------
Notary Public, State of _________________

THE STATE OF Nevada       )
                          ) ss.
COUNTY OF Clark           )

         This instrument was acknowledged before me on 6/4 ,1999, by _________ of Aladdin Gaming , LLC, a Nevada limited-liability company, on behalf of said company.

(SEAL)                                               [SEAL]


-----------------------------------
Notary Public, State of Nevada

THE STATE OF _______________  )
                              ) ss.
COUNTY OF __________________  )

         This instrument was acknowledged before me on ____________, 1999, by _____________, ________________ of State Street Bank and Trust Company, on behalf of said bank.

(SEAL)

_______________________________
Notary Public, State of _______

THE STATE OF Nevada   )
                      ) ss.
COUNTY OF Clark       )

         This instrument was acknowledged before me on 6/4, 1999, by ___________ of Aladdin Music Holdings, LLC, a ________ limited liability company, on behalf of said company.

(SEAL)                                                 [SEAL]


-----------------------------------
Notary Public, State of Nevada

THE STATE OF Nevada   )
                      ) ss.
COUNTY OF Clark       )

         This instrument was acknowledged before me on 6/4, 1999, by ___________ of Aladdin Music, LLC, a _____ limited liability company, on behalf of said company.

(SEAL)                                                 [SEAL]


---------------------------------
Notary Public, State of Nevada

THE STATE OF ____________  )
                           ) ss.
COUNTY OF _______________  )

         This instrument was acknowledged before me on _____________, 1999, by __________________________, ________________ of Aladdin Gaming. LLC, a Nevada
limited-liability company, on behalf of said company.

(SEAL)

_____________________________________
Notary Public, Sate of ______________

COMMONWEALTH OF Mass       )
                           ) ss.
COUNTY OF Soffoik          )


         This instrument was acknowledged before me on June 3, 1999, by __________, Vice President of state Street Bank and Trust Company, on behalf of said bank.

(SEAL)


-----------------------------------
Notary Public, State of [ILLEGIBLE]
My commission expires 7/8/99.

                               TABLE OF CONTENTS

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                                                      ARTICLE I

                                              ALADDIN ENERGY DOCUMENTS

SECTION 1 1      Representations by Northwind .................................................    4
SECTION 1.2      Representations of Aladdin Gaming ............................................    5
SECTION 1.3      Subordination, Nondisturbance and Attornment .................................    6
SECTION 1 4      Administrative Agent's Cure Rights ..........................................     8
SECTION 1.5      Collateral Agent's Cure Rights ...............................................   10
SECTION 1 6      Insurance ....................................................................   13
SECTION 1.7      Certain Agreements of Aladdin Gaming .........................................   14
SECTION 1.8      Equipment ....................................................................   14

                                                     ARTICLE II
                                                     BAZAAR ESA

SECTION 2.1      Representations Regarding Bazaar ESA .........................................   15

                                                     ARTICLE III
                                               NOTE PURCHASE AGREEMENT

SECTION 3.1      Consent of Administrative Agent to Certain Northwind Financing Documents .....   15
SECTION 3 2      Consent of Collateral Agent ..................................................   15
SECTION 3.3      Confirmation by Aladdin Gaming ...............................................   16
SECTION 3 4      Conditions to Advances .......................................................   16
SECTION 3.5      Arrangements Regarding Payments ..............................................   16
SECTION 3.6      Defaults Under Northwind Financing Documents .................................   16
SECTION 3.7      Amendments of Aladdin Loan Documents .........................................   16
SECTION 3.8      Insurance and Condemnation Proceeds ..........................................   17

                                                     ARTICLE IV

                                              REA AND RELATED DOCUMENTS

SECTION 4.1      Representations ..............................................................   17
SECTION 4.2      ..............................................................................   18
SECTION 4.3      Insurance ....................................................................   19

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                                                      ARTICLE V

                                                    ALADDIN MUSIC

SECTION 5.1      Music ESA ....................................................................   19

                                                     ARTICLE VI

                                                      DEFAULTS

SECTION 6.1      Defaults .....................................................................   19

                                                     ARTICLE VII

                                                 GENERAL PROVISIONS

SECTION 7.1      Due Execution ................................................................   20
SECTION 7.2      As to Aladdin Gaming and Administrative Agent ................................   20
SECTION 7.3      Remedies .....................................................................   20
SECTION 7.4      No Obligation of Aladdin Lenders .............................................   20
SECTION 7.5      Title of Sections ............................................................   21
SECTION 7.6      Notices ......................................................................   21
SECTION 7.7      Governing Law ................................................................   23
SECTION 7.8      Provisions Binding ...........................................................   23
SECTION 7.9      Severability .................................................................   23
SECTION 7.10     No Waiver ....................................................................   23
SECTION 7.11     No Partnership or Joint Venture ..............................................   23
SECTION 7.12     Survival of Representations and Warranties ...................................   23
SECTION 7.13     Waiver of Jury Trial .........................................................   24
SECTION 7.14     Forum Selection and Consent to Jurisdiction ..................................   24
SECTION 7.15     No Third Party Beneficiaries .................................................   25
SECTION 7.16     Counterparts .................................................................   25
SECTION 7.17     ..............................................................................   25
  Claims         ..............................................................................   25
SECTION 7.18     Recording ....................................................................   25
SECTION 7.19     Amendments ...................................................................   25
SECTION 7.20     Estoppels ....................................................................   26
SECTION 7.21     ..............................................................................   26
SECTION 7.22     ..............................................................................   26